Exhibit 5.2

O’Melveny & Myers LLP	T: +1 949 823 6900	File Number: 0250238-00006
610 Newport Center Drive	F: +1 949 823 6994
17ᵗʰ Floor	omm.com
Newport Beach, CA 92660-6429

April 24, 2023

Establishment Labs Holdings Inc.

Building B15 and 25

Coyol Free Zone

Alajuela, Costa Rica

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Establishment Labs Holdings Inc., a British Virgin Islands company (the “Company”) in connection with the preparation of the Registration Statement on Form S-3ASR (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indeterminate amount of the following securities: (i) common shares of the Company, no par value per share (the “Common Shares”); (ii) debt securities of the Company, which may be senior or subordinated and issued in one or more series (the “Debt Securities”), pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as an exhibit to the Registration Statement (the “Base Indenture”) and one or more indentures supplemental thereto to be entered into by and between the Trustee and the Company with respect to any particular series of Debt Securities (together with the Base Indenture, the “Indenture”); (iii) warrants to purchase Common Shares (individually or collectively, the “Warrants”) to be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (iv) rights to purchase Common Shares (individually or collectively, the “Rights”) to be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; and (v) units consisting of two or more series of Common Shares, Warrants and/or Rights (the “Units”) to be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be appointed prior to the issuance of the Units. The Common Shares, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those corporate and other records and documents as we considered appropriate including, without limitation:

(i)	the Registration Statement;

Austin • Century City • Dallas • Los Angeles • Houston • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

(ii)	the form of Base Indenture filed as Exhibit 4.1 and 4.2 to the Registration Statement;

(iii)	the amended and restated memorandum of association and articles of association of the Company (the “Memorandum and Articles of Association”) as presently in effect; and

(iv)	certain resolutions, or actions by written consent, adopted by the Board of Directors of the Company relating to the registration of the issuance and sale of the Securities and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Indenture, the Warrant Agreements, the Rights Agreements and the Unit Agreements and that such choice is a valid and legal provision. To the extent that the Company’s, obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We are not hereby rendering any opinion with respect to any Common Shares issuable upon the conversion or exercise, as applicable, of any Debt Securities, any Warrants, any Rights or any Securities that are components of Units. We have also assumed that, at or prior to the time of delivery of any applicable Securities, (i) the effectiveness of the Registration Statement has not been terminated or rescinded, (ii) an appropriate prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by the Securities Act and the applicable rules and regulations thereunder, has been prepared, delivered and has been or will be filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Company is validly existing and in good standing under the law of the British Virgin Islands, with all corporate power and authority to enter into the Indenture, Warrant Agreement, Rights Agreement or Unit Agreement to which it is a party and to perform its obligations thereunder, (iv) the Securities will have been authorized by all necessary corporate action on the part of the Company in accordance with the Memorandum and Articles of Association and the laws of the British Virgin Islands, (v) any Common Shares that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for such Common Shares will not exceed the limits of the then remaining authorized but unissued amount of such Common Shares that the Company is then authorized to issue under its Memorandum and Articles of Association, (vi) the execution, delivery and performance of any applicable Indentures, Warrant Agreements, Rights Agreements or Unit Agreements with respect to the Securities have been duly authorized by all necessary corporate action on the part of the Company and each such agreement has been duly executed and delivered by the Company, (vii) there has not occurred any change in law or further action by the Board of Directors of the Company (or any authorized committee thereof) affecting the validity or enforceability of the applicable Securities, and (viii) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement. We also have assumed that none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.             With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the Indenture, (ii) the Indenture governing the particular Offered Debt Securities has been duly authorized, executed and delivered by each party thereto, (iii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Offered Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Indenture and the applicable underwriting or other agreement (including, in the case of “book-entry” Offered Debt Securities, such Debt Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity

2.            With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Shares relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

3.            With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Common Shares relating to such Offered Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4.            With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Shares, Warrants or Rights relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

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